Exhibit k.5

AGREEMENT OF AMENDMENT NO. 8

Dated as of May 20, 2013

Reference is made to that certain Revolving Credit and Security Agreement dated as of May 16, 2008 (as from time to time amended, the “Credit Agreement”) among Nuveen Senior Income Fund (the “Borrower”), CHARTA, LLC (“CHARTA”), CAFCO, LLC (“CAFCO”), CRC Funding, LLC (“CRC Funding”), and CIESCO, LLC (together with CHARTA, CAFCO, and CRC Funding, the “Conduit Lenders”), Citibank, N.A., as secondary lender (the “Secondary Lender”) and Citibank, N.A., as agent (as successor by assignment to Citicorp North America, Inc., the “Agent”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

The parties hereto agree that, effective as of the date hereof, the definition of “Secondary Lender Stated Expiration Date” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the date “May 20, 2013” set forth therein with the date “May 16, 2014”.*

The parties hereto agree that, effective as of the date hereof, the definition of the term “Total Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the amount “$109,000,000” set forth therein with the amount “$135,000,000”.*

The parties hereto agree that, effective as of the date hereof, each reference to “CRC Funding, LLC” set forth in the Credit Agreement and the other Program Documents is hereby replaced with a reference to “CAFCO, LLC, CRC Funding, LLC, CIESCO, LLC and CHARTA, LLC”.

The parties hereto agree that, effective as of the date hereof, the definition of “Conduit Lender” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

“”Conduit Lender” means each of CAFCO, LLC, CRC Funding, LLC, CIESCO, LLC, and CHARTA, LLC, together with their permitted successors and assigns that constitute special purpose entities that issue commercial paper notes or other debt securities.”

For the avoidance of doubt, it is the intent of the parties hereto that CAFCO, LLC, CIESCO, LLC, and CHARTA, LLC each be added as a party to the Program Documents as a “Conduit Lender” for all purposes under or in connection with the Program Documents, and references in any Program Document to the language “the Conduit Lender” shall be deemed to refer to “the Conduit Lenders”, “a Conduit Lender”, “each Conduit Lender” or “any Conduit Lender”, as the context may require.

*	These terms superseded by subsequent amendments. See corresponding definitions in conformed Credit Agreement filed as Exhibit k.4.

The parties hereto agree that, effective as of the date hereof, Section 9.02 of the Credit Agreement shall be amended by replacing the information set forth therein under the heading “If to CRC Funding” with the following:

“If to any Conduit Lender:	750 Washington Boulevard
Stamford, CT 06901
Attention: Robert Kohl
Telephone No. (203) 975-6383

Facsimile No. (914) 274-9038
Email: robert.kohl@citi.com

With a copy to:	Citibank, N.A.
390 Greenwich Street, 1st Floor
New York, New York 10013
Attention: Junette Earl
Telephone No.: (212) 723-3704
Facsimile No.: (646) 843-3661
Email: junette.m.earl@citi.com”.

The Borrower hereby agrees to pay to the Agent a fee (the “Up-Front Fee”) in an amount equal to $202,500. The Up-Front Fee shall be payable on or prior to the date hereof. The Borrower shall pay such fee to the Agent by deposit of the appropriate amount into the Agent’s Account or such other account as the Agent shall designate. For the avoidance of doubt, the failure of the Borrower to pay the Up-Front Fee in accordance with this paragraph shall constitute an Event of Default for all purposes of the Credit Agreement and the other Program Documents, and the Agent may rely upon all rights and remedies in the Credit Agreement.

The Borrower represents and warrants to the Agent, the Conduit Lenders and the Secondary Lender that immediately after giving effect to this Agreement of Amendment No.8, its representations and warranties set forth in the Credit Agreement are true and correct in all material respects, and no Default or Event of Default shall have occurred and be continuing.

All references in any Program Document to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof, the Credit Agreement, as amended hereby, is in full force and effect.

This Agreement of Amendment No. 8 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

THIS AGREEMENT OF AMENDMENT NO. 8 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Borrower’s Declaration of Trust is on file with the Secretary to the Commonwealth of the Commonwealth of Massachusetts. This Agreement of Amendment No. 8 is executed on behalf of the Borrower by the Borrower’s officers as officers and not individually and the obligations imposed upon the Borrower by this Agreement of Agreement No. 8 are not binding upon any of the Borrower’s trustees, officers or shareholders individually but are binding only upon the assets and property of the Borrower.

[Signature Page Follows]

Exhibit k.5

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A. as Agent		CITIBANK, N.A. as Secondary Lender

By:	/s/ John Siris	By:	/s/ John Siris
Name:	John Siris	Name:	John Siris
Title:	Director	Title:	Director

CHARTA, LLC, as Conduit Lender		CAFCO, LLC, as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:	/s/ John Siris	By:	/s/ John Siris
Name:	John Siris	Name:	John Siris
Title:	Director	Title:	Director

CRC FUNDING, LLC, as Conduit Lender		CIESCO, LLC, as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:	/s/ John Siris	By:	/s/ John Siris
Name:	John Siris	Name:	John Siris
Title:	Director	Title:	Director

Exhibit k.5

NUVEEN FUND ADVISORS, INC., as Adviser		NUVEEN SENIOR INCOME FUND, as Borrower

By:	/s/ Kevin J. McCarthy	By:	/s/ Kevin J. McCarthy
Name:	Kevin J. McCarthy	Name:	Kevin J. McCarthy
Title:	Managing Director	Title:	Vice President